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U. S. Securities And Exchange Commission
Washington, D.C. 20549









                                    Form 8-K






Current Report under Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (date of earliest event reported): October 15, 1998


Commission File Number 1-8612





                              Ameritech Corporation






                              a Delaware Corporation
                              30 South Wacker Drive
                              Chicago, Illinois 60606
                              I.R.S. Employer Identification Number 36-3251481


                              Telephone number (800)257-0902


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Item 5. Other Events

Ameritech today reported record third-quarter profits, powered by strong gains in its core business, including rapid growth in data services, and continued solid contributions from the company's extensive European portfolio. The results marked Ameritech's 20th consecutive quarter of double-digit profit growth before one-time items.

Third-quarter earnings per share grew 11.5 percent to 58 cents, up from 52 cents before a one-time item in the third quarter a year ago. Earnings advanced 12.0 percent to $645 million, up from $576 million in the third quarter of 1997. Revenues rose 7.1 percent to $4.29 billion, compared with $4.01 billion a year ago.


Ameritech's third-quarter results included strong annual customer and volume gains:
       - 21 percent growth in sales of call management services such as Caller ID, Call Waiting and Voice Messaging.
       - 15 percent increase in total voice channel equivalents, which includes 3.7 percent growth in switched access lines to 20.9 million combined with rapid growth in high-capacity connections.
       - 58 percent growth in ISDN channels and 37 percent growth in high-capacity circuits.
       - 19 percent growth in cellular customers to 3.5 million. Ameritech added 549,000 cellular customers over the past 12 months.


Ameritech's extensive European portfolio continued to make significant c ontributions to Ameritech's growth in the third quarter. With major strategic partnerships in the national communications companies Belgacom of Belgium, Tele Danmark of Denmark and MATAV of Hungary, Ameritech is the largest foreign investor in European telecommunications, with financial interests in 15 countries.

During the past three months, Ameritech made significant progress furthering its growth strategies. The company:

       - launched Privacy Manager, a breakthrough new call management service that gives customers choice and control over the calls coming into their homes and lets them reject unwanted calls. Ameritech customers in Chicago and Detroit are the first in the nation for whom the new service is available.

       - expanded its data services capabilities by acquiring Detroit-based Clover Technologies, a leading network integrator and the 11th largest local area network solutions provider in the United States. Ameritech also introduced end-to-end data networking solutions for small businesses and announced plans to deploy ADSL for up to 20,000 students, faculty and staff at the University of Michigan--one of the largest single commercial deployments of the high-speed technology in the country. Ameritech ADSL lets users access the Internet at speeds up to 50 times faster than a standard phone line and modem.

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       - deployed ClearPathTM digital wireless service in the Indianapolis,
         St. Louis and Columbus, Ohio, markets, giving customers added call clarity, longer talk times and a host of new features such as Caller ID and Voice Mail. Ameritech launched ClearPath service in its two largest markets, Chicago and Detroit, in late 1997.

During the third quarter of 1997, Ameritech realized a one-time after-tax gain of $37 million, or 4 cents per share, from the sale of its stake in Sky Network Television Limited of New Zealand.

In May of this year, Ameritech and SBC Communications Inc. announced an agreement to merge, pending shareowner and regulatory approvals. Upon completion of the proposed transaction, Ameritech shareowners will receive 1.316 shares of SBC common stock for each share of Ameritech common stock. Ameritech shareowners will vote on approval of the agreement at a special shareowner meeting scheduled for December 11, 1998 in Chicago.


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              CONDENSED CONSOLIDATED STATEMENTS OF INCOME
       (Dollars in millions, except per share amounts; unaudited)

                                         Three Months Ended
                                             September 30        Percent
                                        1998(1)       1997(1)     Change

Revenues                                 $4,290      $4,006       7.1%
Operating expenses                        3,227       3,044       6.0%
Operating income                          1,063         962      10.5%
Other income, net
 Recurring other income                      83          75      10.7%
 Gain from sale of Sky Network
  Television of New Zealand (2)              --          52        --
     Total other income                      83         127        --
Interest expense                            140         123      13.8%
Income before income taxes                1,006         966       4.1%
Income taxes                                361         353       2.3%
Net income, as reported                  $  645      $  613       5.2%
Net income before one-time items         $  645      $  576      12.0%
Average common shares
 outstanding  (000)*                  1,102,842   1,098,070       0.4%
Average shares with dilution (000)    1,112,762   1,104,093       0.8%

Basic earnings per common share           $0.58       $0.56       3.6%
Basic earnings per common share
 before one-time items                    $0.58       $0.52      11.5%
Diluted earnings per common share         $0.58       $0.56       3.6%
Diluted earnings per common share
 before one-time items                    $0.58       $0.52      11.5%
Dividends declared per
   common share                           $0.30     $0.2825       6.2%

* Share and per-share amounts for 1997 have been restated to reflect two-for-one stock split effective December 31, 1997.

1) Income before one-time items rose 12.0 percent to $645 million from $576 million in the third quarter of 1997. Diluted earnings per share before one-time items grew 11.5 percent to $0.58 per share, up from $0.52 per share in the third quarter of 1997. See note (2) for details of the one-time item reflected in 1997.

(2) Results for 1997 include a $52 million pretax gain ($37 million after-tax or $0.04 per share) resulting from the sale of our
     12.5 percent interest in Sky Network Television of New Zealand.


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              CONDENSED CONSOLIDATED STATEMENTS OF INCOME
       (Dollars in millions, except per share amounts; unaudited)

                                           Nine Months Ended
                                             September 30        Percent
                                       1998(1)       1997(1)     Change

Revenues                               $12,712      $11,851       7.3%
Operating expenses
 Recurring operating expenses            9,476        8,936       6.0%
 Restructuring charge (2)                  104           --        --
   Total operating expenses              9,580        8,936       7.2%
Operating income                         3,132        2,915       7.4%
Other income (expense), net
 Recurring other income                    272          213      27.7%
 One-time items (2), (3)                 1,489          (35)       --
   Total other income (expense)          1,761          178        --
Interest expense                           462          371      24.5%
Income before income taxes               4,431        2,722        --
Income taxes                             1,586        1,036        --
Net income, as reported                $ 2,845      $ 1,686        --
Net income before one-time items       $ 1,931      $ 1,736      11.2%
Average common shares
 outstanding  (000)                  1,101,226    1,099,680       0.1%
Average shares with dilution (000)   1,110,185    1,105,655       0.4%

Basic earnings per common share          $2.58        $1.53        --
Basic earnings per common share
 before one-time items                   $1.75        $1.58      10.8%
Diluted earnings per common share        $2.56        $1.53        --
Diluted earnings per common share
 before one-time items                   $1.74        $1.57      10.8%
Dividends declared per common share      $0.90      $0.8475       6.2%

(1) Income before one-time items rose 11.2 percent to $1,931 million in the nine months ended September 30, 1998. Diluted earnings per share before one-time items grew 10.8 percent to $1.74 per share, up from $1.57 per share in the first nine months of 1997. See notes (2) and (3) for details of these one-time items.

(2) Results for the first nine months of 1998 include a pretax gain of $1.5 billion ($1.0 billion after-tax or $0.91 per diluted share) resulting from the public sale of substantially all of our stake in Telecom Corporation of New Zealand Limited; a pretax restructuring charge (included in operating expenses) of $104 million
     ($64 million after-tax, or $0.06 per share) related to the cost containment program announced in March 1998; and a pretax charge of $54 million ($34 million after-tax, or $0.03 per share) for a currency-related fair value adjustment related to our investment in Tele Danmark.

(3) Results for the nine months ended September 30, 1997 include an $87 million after-tax charge ($0.08 per share) related to our share of the costs of a work force restructuring at Belgacom, as well as a $52 million pretax gain ($37 million after-tax or $0.04 per share) resulting from the sale of our 12.5 percent interest in Sky Network Television of New Zealand.


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                CONDENSED CONSOLIDATED BALANCE SHEETS
                         (Dollars in millions)


                                                                Change
                                                                 from
                                      Sept. 30    Dec. 31       Dec. 31
                                        1998        1997          1997
                                    (Unaudited)

ASSETS
Current assets                         $ 5,267     $ 4,549      $  718
Property, plant and equipment           14,144      13,873         271
Investments, primarily international     4,815       1,751       3,064
Other assets and deferred charges        5,617       5,166         451
Total assets                           $29,843     $25,339     $ 4,504


LIABILITIES AND SHAREOWNERS' EQUITY

Debt maturing within one year          $ 1,229     $ 3,036     $(1,807)
Other current liabilities                5,195       4,205         990
Long-term debt                           7,013       4,610       2,403
Deferred credits and
   other long-term liabilities           5,614       5,180         434
Shareowners' equity                     10,792       8,308       2,484
Total liabilities and
   shareowners' equity                 $29,843     $25,339     $ 4,504


                  SELECTED FINANCIAL AND OPERATING DATA
                               (Unaudited)
                          (Dollars in millions)

                                      Sept. 30,     Sept. 30,    Percent
                                        1998          1997        Change

Debt ratio                                43.3%         49.7%    (12.9)%
Customer lines (000's)                  20,925        20,173       3.7%

Employees                               70,728        69,056       2.4%
Telephone company employees             50,183        50,603      (0.8)%
Customer lines per telephone
   company employee                        417           399       4.5%

Return on average
   equity - annualized*   Qtr.            24.6%         29.1%    (15.5)%
                          YTD             36.2%         28.7%     26.1%
Return on average total
   capital - annualized*  Qtr.            16.4%         18.3%    (10.4)%
                          YTD             21.6%         17.8%     21.3%

Construction activity     Qtr.            $742          $652      13.8%
                          YTD           $2,147        $1,829      17.4%

*  Adjusted for one-time items

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     Under the requirements of the Securities Exchange Act of 1934, an authorized company official has signed this report on our behalf.


Dated: October 15, 1998

                                   Ameritech Corporation


                                   By: /s/ Barbara A. Klein
                                       Vice President and Comptroller